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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         BENEFICIAL MUTUAL BANCORP, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)



          UNITED STATES                                 56-2480744
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


510 WALNUT STREET, 19TH FLOOR, PHILADELPHIA, PENNSYLVANIA           19106
---------------------------------------------------------         ----------
(Address of principal executive offices)                          (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered                   each class it to be registered
---------------------------------------     ------------------------------------
COMMON STOCK, PAR VALUE $0.01 PER SHARE        THE NASDAQ STOCK MARKET, LLC

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-141289.

Securities to be registered pursuant to Section 12(g) of the Act: NONE

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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Incorporated by reference to the portion of the Prospectus under the heading: "Description of Beneficial Mutual Bancorp Common Stock," filed on March 14, 2007 as part of the Registrant's Registration Statement on Form S-1, File No. 333-141289, as amended.

ITEM 2.     EXHIBITS.

         1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

                  (a)      Charter

                           Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File No. 333-141289, filed on March 14, 2007, as amended.

                  (b)      Bylaws

                           Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-141289, filed on March 14, 2007, as amended.

                  (c)      Plan of Stock Issuance

                           Incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-1, File No. 333-141289, filed on March 14, 2007, as amended.

         2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 333-141289, filed on March 14, 2007, as amended.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       BENEFICIAL MUTUAL BANCORP, INC.
                                       -------------------------------
                                                (Registrant)



Date: May 17, 2007                     By: /s/ Gerard P. Cuddy
                                           -------------------------------------
                                           Gerard P. Cuddy
                                           President and Chief Executive Officer